UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 19, 2011

Dynamic Materials Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14775	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5405 Spine Road
Boulder, Colorado  80301

(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the approval of the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Dynamic Materials Corporation (the “Company”), on January 19, 2011, shares of restricted stock were granted under the Company’s 2006 Stock Incentive Plan (the “Plan”) to the executive officers and employee directors of the Company set forth below, subject to the terms of the Plan and the award agreements.  In the case of Mr. Rospek, the award was in the form of restricted stock units under the Plan.  The form of restricted stock award agreement and form of restricted stock unit agreement are incorporated herein by reference.

Name	Title	Stock Granted

Yvon Cariou	President and Chief Executive Officer and Director	26,000

Richard Santa	Senior Vice President, Chief Financial Officer and Secretary	11,000

John Banker	Senior Vice President, Customers and Technology, Clad Metal Division	11,000

Rolf Rospek	Director of the Company and Managing Director of DYNAenergetics Holding GmbH	9,000

The shares of restricted stock and restricted stock units granted to these executive officers and employee directors vest in one-third increments on the first, second and third anniversary of the grant.  The restricted shares and restricted stock units held by such persons will vest immediately upon termination without cause, retirement, death or disability; however, the person will forfeit such shares or units upon his resignation or termination for cause (as defined in the award agreement).

In addition, on the same day, the Compensation Committee awarded 5,000 shares of restricted stock to Mr. Cariou and 3,000 shares of restricted stock to each of Messers Santa and Banker. The shares vest on the earliest of the fifth anniversary of the grant date or the retirement of the officer.

The Compensation Committee also set the 2011 salaries for these executives:  $469,075 for Mr. Cariou, and $293,175 for each of Messers Santa and Banker.

At the recommendation of the Compensation Committee, on January 19, 2011, the Company and its wholly owned subsidiary entered into an employment agreement (the “Employment Agreement”) with Mr. Rospek, effective as of January 1, 2011.  The Employment Agreement has a term ending

December 31, 2012.  Pursuant to the Employment Agreement, Mr. Rospek will be paid an annual salary of EURO 190,000.  Mr. Rospek shall also be paid an annual performance bonus equal to (A) the sum of (1) 0.5% of the Company’s annual net income and (2) 1.0% of the annual operating income of the oilfield products segment of the Company, until such time as he has received total payments under this non-discretionary annual bonus with respect to such year equal to 125% of that year’s salary (the “Initial Bonus Limit”), plus (B) following such time as he has received the Initial Bonus Limit, the sum of (1) 0.25% of the Company’s annual net income and (2) 0.5% of the annual operating income of the oilfield products segment of the Company.  Mr. Rospek shall also be eligible to receive, at the discretion of the Compensation Committee, an additional annual bonus in an amount up to 20% of his annual salary.  Upon a termination of Mr. Rospek’s employment by the Company other than for cause, he is entitled to receive the greater of the remaining salary and bonus due under the Employment Agreement or an amount equal to one year’s salary and bonus.  The foregoing description is qualified in its entirety by reference to the Employment Agreement, a copy of which is included as Exhibit 10.3 hereto.

On January 19, 2011, the Company entered into indemnification agreements with its directors and executive officers.  The indemnification agreements provide for the Company to indemnify its directors and officers, to the fullest extent permitted by law, for actions and claims brought against them with respect to their roles with the Company.  The foregoing description is qualified in its entirety by reference to the Form of Indemnification Agreement, a copy of which is included as Exhibit 10.4 hereto.

Item 9.01           Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

10.1	Form of Restricted Stock Award Agreement (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 6, 2007).

10.2	Form of Restricted Stock Unit Award Agreement (incorporated by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K dated January 13, 2010).

10.3	Employment Agreement effective as of January 1, 2011, among DYNAenergetics Holding GmbH, the Company and Rolf Rospek.

10.4	Form of Indemnification Agreement between the Company and its directors and executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC MATERIALS CORPORATION

Dated: January 24, 2011	By:	/s/ Richard A. Santa
Richard A. Santa
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Restricted Stock Award Agreement (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 6, 2007).

10.2	Form of Restricted Stock Unit Award Agreement (incorporated by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K dated January 13, 2010).

10.3	Employment Agreement effective as of January 1, 2011, among DYNAenergetics Holding GmbH, the Company and Rolf Rospek.

10.4	Form of Indemnification Agreement between the Company and its directors and executive officers.